EXHIBIT 21


                      Significant Subsidiaries
                              of Selas
                       Corporation of America



 Subsidiary                               Place of Incorporation

 CFR-CECF Forumi-Ripoche                         France

 CFR Portugal                                    Portugal

 Deuer Manufacturing, Inc.                       Ohio

 Nippon Selas                                    Japan

 Resistance Technology GmbH                      Germany
 Vertrieb von Elecktronikteilen

 Resistance Technology, Inc.                     Minnesota

 RTI Electronics, Inc.                           Delaware

 RTI Tech PTE LTD.                               Singapore

 RTI Technologies PTE LTD                        Singapore

 RTI Export, Inc.                                Barbados

 SEER                                            France

 Ermat S.A.                                      France

 Selas SAS                                       France

 Selas Italiana, S.A.                            Italy

 Selas Engineering UK Ltd.                       England

 Selas Waermetechnik, GmbH                       Germany




                                                      EXHIBIT 23





                  CONSENT OF INDEPENDENT AUDITORS





 The Board of Directors
 Selas Corporation of America:



 We consent to the incorporation by reference in the Registration Statements No. 33-33712 on Form S-3, No.333-16377 on Form S-8,
 No. 333-66433 on Form S-8 and No. 333-59694 on Form S-8 of Selas Corporation of America and subsidiaries of our reports dated
 April 15, 2002, relating to the consolidated balance sheets of Selas Corporation of America and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, shareholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended
 December 31, 2001, which reports are included in the December 31, 2001 annual report on Form 10-K of Selas Corporation of America.

 Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.







 /s/KPMG LLP
 Philadelphia, Pennsylvania
 April 15, 2002







                                                    EXHIBIT 24





                         POWER OF ATTORNEY


             KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby consent and appoint Mark S. Gorder and Francis A. Toczylowski, or either of them, his attorney to do any and all acts, including the execution of documents, which said attorneys, or either of them, may deem necessary or advisable to enable Selas Corporation of America (the "Company") to comply with the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing under said Act of an annual report of the Company on Form 10-K for the year ended December 31, 2001, including the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, such annual report and any and all amendments thereto and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

              IN WITNESS WHEREOF, the undersigned has hereunto set
 his hand and seal this    day of April, 2002.




                                    /s/Frederick L. Bissinger

                                    /s/John H. Duerden

                                    /s/Nicholas A. Giordano

                                    /s/Robert Masucci

                                    /s/Michael J. McKenna


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